UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 13, 2025

IMPERIAL OIL LIMITED
___________________________________________________________________
(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Quarry Park Boulevard S.E., Calgary, Alberta	T2C 5N1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	1-800-567-3776

____________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None		None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment to the registrant’s Current Report on Form 8-K filed on February 13, 2025 is being filed pursuant to Instruction 2 to Item 5.02 to add the following information regarding bonus and restricted stock unit grant:

(c)	In connection with the appointment of J.R. (John) Whelan as president effective April 1, 2025 and the assumption of the additional roles of chairman and chief executive officer on May 8, 2025, on November 25, 2025 Mr. Whelan was awarded a cash bonus of $1,328,537 payable on December 4, 2025 and was granted 95,400 restricted stock units, the terms of which are described in the company’s most recent management proxy circular dated March 17, 2025.

The remainder of the information contained in the original filing as set forth below remains unchanged.

(b)(c)	On February 12, 2025, B.W. (Brad) Corson announced his intention to retire at the conclusion of the annual meeting of shareholders on May 8, 2025 (the “2025 Annual Meeting”). Mr. Corson has resigned from his position as president effective April 1, 2025, and he has resigned from the chairman and chief executive officer positions effective at the conclusion of the 2025 Annual Meeting.

The Imperial Oil Limited board of directors is nominating J.R. (John) Whelan for election as a director of the company at the 2025 Annual Meeting. Additionally, on February 12, 2025, the board appointed Mr. Whelan (i) as president of the company effective April 1, 2025, (ii) as chief executive officer of the company effective at the conclusion of the 2025 Annual Meeting, and (iii) provided that he is elected as a director at the 2025 Annual Meeting, as chairman of the board effective at the conclusion of such meeting. In connection with such appointments, Mr. Whelan’s annual salary has been determined to be CAD $671,460. Information in respect of other components of Mr. Whelan’s compensation for 2025, including any grants of restricted stock units, has not been determined at the time of filing.

Mr. Whelan, 59, is currently senior vice-president, conventional and heavy oil of ExxonMobil Upstream Company, a division of Exxon Mobil Corporation (affiliate), and has held that position since 2022. Mr. Whelan was vice-president of heavy oil, Exxon Mobil Corporation from 2020 to 2022, and senior vice-president of Imperial’s upstream from 2017 to 2020. Additional information about Mr. Whelan’s experience, qualifications and skills that led the board to conclude that he should be nominated as a director is provided in the press release issued by Imperial on February 13, 2025, attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: November 26, 2025

By:	/s/ Ian Laing

Name:	Ian Laing
Title:	Vice-president, general counsel and corporate secretary

By:	/s/ Cathryn Walker

Name:	Cathryn Walker
Title:	Assistant corporate secretary